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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data of Curative" and "Experts" and to the use of our report dated February 13, 2004 (except for Note S, as to which the date is April 23, 2004), in this Registration Statement on Form S-4 and related Prospectus of Curative Health Services, Inc. for the exchange offer of $185,000,000 10 3/4% senior notes due 2011.

/s/ Ernst & Young LLP

Melville, New York
July 9, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM